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                                                                      EXHIBIT 23



September 6, 2001



UNITED STATES SECURITIES AND
 EXCHANGE COMMISSION
WASHINGTON, DC  20549

RE:   FORM 10 REGISTRATION STATEMENT
      SPF ENERGY, INC.

TO WHOM IT MAY CONCERN:


We hereby consent to the incorporation directly or by reference in the Registration Statement of SPF Energy, Inc. on Form 10, of the consolidated financial statements and supplemental information of SPF Energy, Inc. as of December 31, 2000 as well as our Independent Auditor's Report dated February 16, 2001.


We also acknowledge that we are aware that said Form 10 Filing includes the unaudited consolidated financial report of SPF Energy, Inc. for the six-month period ended June 30, 2001.



/s/ Brady, Martz & Associates, P.C.
BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota















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